Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-165013) on Form S-8 of our report dated June 24, 2013, which appears in this annual report on Form 11-K of The Pep Boys Savings Plan – Puerto Rico for the year ended December 31, 2012.

/s/ ParenteBeard, LLC
Philadelphia, Pennsylvania
June 24, 2013